                                                                    EXHIBIT 2.02


                     FORM OF DEBENTURE PURCHASE AGREEMENT


     THIS DEBENTURE PURCHASE AGREEMENT (this "Agreement") made and entered into as of June 24, 1998 by and among AVIVA PETROLEUM INC., a Texas corporation (the "Acquiror"), and each of the holders of the Debentures (as hereinafter defined) of Garnet Resources Corporation, a Delaware corporation (the "Company") whose name is set forth on the signature page hereto (individually, a "Seller", and, collectively, the "Sellers").

                                   RECITALS:

     In December 1993, the Company issued $15,000,000 in aggregate principal amount of its 9 1/2% Convertible Subordinated Debentures due December 21, 1998 (the "Debentures").

     The Sellers own of record and beneficially all of the outstanding Debentures, and such Debentures are owned of record and beneficially by the Sellers in the respective amounts set forth on Appendix I attached hereto.

     The Acquiror and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith providing for the merger of a wholly owned subsidiary of the Acquiror with and into the Company (the "Merger") pursuant to which the outstanding common stock of the Company will be converted into shares of common stock of the Acquiror and the Company will become a wholly owned subsidiary of the Acquiror.

     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are conditions precedent to the obligation of the Acquiror to consummate the Merger.

     The Sellers desire to sell, and the Acquiror desires to purchase, all of the outstanding Debentures in exchange for common stock of the Acquiror on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties hereto, for and in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

     SECTION 1.2 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including"
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means "including without limitation;" (e) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (h) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and (i) the phrase "oil and gas properties of [the Company or the Acquiror]" or any variant thereof shall include the oil and gas properties of a Subsidiary of such Person.

                                  ARTICLE II

                SALE OF DEBENTURES IN EXCHANGE FOR COMMON STOCK

     SECTION 2.1  Purchase and Exchange.

          (a) At the Closing, each of the Sellers will sell, transfer, convey and deliver to the Acquiror, and the Acquiror will purchase, the principal amount of the outstanding Debentures set forth opposite such Seller's name on Appendix I hereto, as evidenced by the delivery of a certificate or certificates evidencing such Debentures, accompanied by duly executed bond or debenture powers. In exchange therefor, the Acquiror will issue and convey such number of shares of Acquiror Common Stock as shall be set forth opposite the name of such Seller on Appendix I hereto.

          (b) The shares of Acquiror Common Stock to be delivered by the Acquiror at the Closing will, to the extent that the aggregate number of such shares of Acquiror Common Stock to be delivered to an individual Seller is evenly divisible by five (5), be represented by Depositary Receipts. Prior to the Closing Date and subject to consummation of the Closing, the Acquiror shall deposit with the Depositary, for the account of each individual Seller, the number of shares of Acquiror Common Stock set forth on Appendix I hereto opposite such Seller's name that is evenly divisible by five (5), shall obtain in exchange therefor Depositary Receipts registered in the name of such individual Seller evidencing Depositary Shares on the basis of one (1) Depositary Share for each five
     (5) shares of Acquiror Common Stock so deposited and shall deliver such Depositary Receipts at the Closing. To the extent that the number of shares of Acquiror Common Stock set forth opposite the name of any Seller on Appendix I is not evenly divisible by five (5), the Acquiror shall at the Closing deliver a certificate, registered in the name of such Seller, for the remaining number of shares of Acquiror Common Stock. The delivery of such Depositary Receipts and, if applicable, the certificate for the remaining shares of Acquiror Common Stock at the Closing shall constitute delivery of the Acquiror Common Stock to which each such Seller shall be entitled pursuant to the provisions of subsection (a) of this Section 2.1.

     SECTION 2.2 Interest on Debentures. The parties hereto acknowledge that the Company has paid no interest on the Debentures since December 31, 1997 and that they do not anticipate that the Company will pay any such interest prior to the Closing hereunder. The parties hereto further acknowledge and agree that the purchase and sale of the Debentures pursuant to this Agreement shall include all rights of the holders of the Debentures to accrued but unpaid interest on

                         DEBENTURE PURCHASE AGREEMENT

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the Debentures and that, from and after the Closing, the current holders shall have no claim against the Company for any such accrued but unpaid interest.

     SECTION 2.3 Sole Obligation is Purchase of All Debentures. The Acquiror shall have no obligation hereunder to purchase any Debentures unless all the Debentures are tendered for purchase by the Acquiror at the Closing hereunder.

     SECTION 2.4 Closing. The Closing of the sale and purchase of the Debentures and the issuance of Acquiror Common Stock in exchange therefor shall take place at the offices of Vinson & Elkins L.L.P., Trammel Crow Center, 2001 Ross Avenue, Suite 4000, Dallas, Texas, at 10:00 a.m. on the Closing Date.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF EACH SELLER

     Each of the Sellers, severally and not jointly, represents and warrants to the Acquiror as follows with respect only to such Seller:

     SECTION 3.1 Authorization of Agreement. Such Seller has all requisite individual or organizational power and authority, as the case may be, to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform such Seller's obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Seller of this Agreement and each instrument required hereby to be executed and delivered by such Seller at the Closing and the performance of such Seller's obligations hereunder and thereunder have been duly and validly authorized by any required organizational action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery hereof by the Acquiror) constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     SECTION 3.2 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws and (d) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of such Seller to perform such Seller's obligations hereunder or a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to such Seller to permit such Seller to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by such Seller at the Closing.

     SECTION 3.3 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Authorizations of Governmental Authorities indicated as required in Section 3.2, neither the execution and delivery by such Seller of this Agreement or any instrument required hereby to be executed and delivered by such Seller at the Closing nor the performance by such Seller of such

                         DEBENTURE PURCHASE AGREEMENT

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Seller's obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to such Seller, any organizational document applicable to such Seller or any contract or agreement to which such Seller is a party or by which such Seller is bound or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect on the ability of such Seller to perform such Seller's obligations hereunder or a Material Adverse Effect on the Company.

     SECTION 3.4 Title to Debentures. Such Seller has good title to the principal amount of Debentures set forth opposite such Seller's name on Appendix I hereto, free and clear of any Lien, and, upon transfer thereof to the Acquiror at the Closing pursuant to the terms of this Agreement, the Acquiror will acquire good title to such principal amount of Debentures, free and clear of any Lien. The aggregate principal amount of the Debentures set forth on Appendix I hereto constitutes the entire principal amount of Debentures outstanding.

     SECTION 3.5 Brokerage Agreements. Such Seller has not entered (directly or indirectly) into any agreement under which the Acquiror or the Company could be liable with any person, firm or corporation providing for the payment of any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

     SECTION 3.6 No Distribution. Each Seller hereby acknowledges that, in making the offering, sale and delivery of the Acquiror Common Stock pursuant to this Agreement, the Acquiror is relying on the exemption from the registration provisions of the Securities Act contained in Section 4(2) thereof, and, to that end, each Seller represents and warrants that such Seller is a "qualified investor" within the meaning of that term as defined in Regulation D under the Securities Act and that such Seller is acquiring the Acquiror Common Stock without a view to the distribution thereof within the meaning of that term as used in the Securities Act.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                OF THE ACQUIROR

     SECTION 4.1 Organization and Qualification. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

     SECTION 4.2 Authorization of Agreement. The Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the majority of the stockholders of the Acquiror as required by the applicable provisions of the LSE and the ASE, each instrument required hereby to be executed and delivered by it at the Closing, to

                         DEBENTURE PURCHASE AGREEMENT

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perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquiror of this Agreement and each instrument required hereby to be executed and delivered by each of them at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Acquiror (other than the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with the applicable provisions of the LSE and the
ASE). This Agreement has been duly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     SECTION 4.3 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the LSE, (f) the ASE and (g) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations hereunder or a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror to permit the Acquiror to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing. To the Knowledge of the Acquiror and assuming approval of this Agreement and the transactions contemplated hereby by the holders of a majority of outstanding Acquiror Common Stock as required by the LSE and the ASE, there are no facts or circumstances that could reasonably be expected to preclude the Acquiror Common Stock to be issued in the Merger from being approved for listing on the LSE or Depositary Shares representing such Acquiror Common Stock from being approved for listing on the ASE.

     SECTION 4.4 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, Governmental Authorities indicated as required in Section 3.3, neither the execution and delivery by the Acquiror of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Acquiror of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Acquiror, the certificate of incorporation or bylaws of the Acquiror or any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations hereunder or a Material Adverse Effect on the Acquiror.

     SECTION 4.5 Brokerage Agreements. The Acquiror has not entered (directly or indirectly) into any agreement under which any Seller could be liable with any person, firm or corporation providing for the payment of any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

                         DEBENTURE PURCHASE AGREEMENT

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                                   ARTICLE V

                           COVENANTS OF THE SELLERS

     Each of the Sellers further agrees, severally and not jointly, except as set forth in or contemplated by this Agreement or as otherwise approved by the Acquiror in writing, that from the date hereof through the Closing Date:

     SECTION 5.1 Obtaining Consents. Each of the Sellers will use all reasonable efforts to obtain all consents to the transactions contemplated by this Agreement required to be obtained from third Persons by the provisions of any material contracts, franchises, commitments and agreements to which any of the Sellers is a party or by which such Seller is bound.

     SECTION 5.2 Confidentiality. Such Seller will not disclose or use any information obtained in the course of the negotiation of this Agreement or otherwise or set forth in any schedule hereto, except (a) in connection with the performance of this Agreement, (b) as required by any Law, Regulation or Order,
(c) as may be necessary to the prosecution or defense of any claim or suit brought to enforce rights under this Agreement or (d) to the extent that the same may become public other than through the action of such Seller. If the transactions contemplated hereby are not consummated and this Agreement shall terminate, such Seller will promptly return all copies of documents, contracts or records and other properties furnished by the Acquiror or its affiliates pursuant to this Agreement.

     SECTION 5.3 Exclusive Agreement. Except to the extent otherwise expressly contemplated by this Agreement, unless this Agreement is terminated prior to Closing, such Seller will not directly or indirectly (a) encourage, solicit or engage in discussions or any negotiations with, or provide any information to, any Person (other than the Acquiror or affiliates of the Acquiror) concerning any possible disposition of the Company, any Subsidiary of the Company or any significant asset of the Company or any of its Subsidiaries (unless and to the extent that the disposition would be expressly permitted by the Merger Agreement) or (b) do anything or enter into any agreement or take any action that by its terms or effect could reasonably be expected to adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement or the Merger Agreement on the terms and conditions set forth herein and therein or that would be contrary to or breach any of the terms or provisions of this Agreement or the Merger Agreement or that would cause any of the representations or warranties contained herein or therein to be or become untrue in any material respect.

     SECTION 5.4 Satisfaction of Closing Conditions. Such Seller shall use all reasonable efforts to satisfy the conditions to Closing set forth in Article VII relating to such Seller in an expeditious manner.

                         DEBENTURE PURCHASE AGREEMENT

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     SECTION 5.5  Delivery of Documents at Closing.  At the Closing, subject to satisfaction of the conditions set forth in Article VII, such Seller will execute and deliver to the Acquiror all documents required to be delivered pursuant to Section 2.1.

                                  ARTICLE VI

                           COVENANTS OF THE ACQUIROR

     The Acquiror further agrees, except as set forth in or contemplated by this Agreement or as otherwise approved by the Sellers in writing, that from the date hereof through the Closing Date:

     SECTION 6.1 Obtaining Consents. The Acquiror will use all reasonable efforts to obtain all consents to the transactions contemplated by this Agreement required to be obtained from third Persons by the provisions of any material contracts, franchises, commitments and agreements to which the Acquiror is a party or by which the Acquiror is bound.

     SECTION 6.2 Confidentiality. The Acquiror will not disclose or use any information obtained in the course of the negotiation of this Agreement or otherwise or set forth in any schedule hereto, except (a) in connection with the performance of this Agreement, (b) as required by any Law, Regulation or Order,
(c) as may be necessary to the prosecution or defense of any claim or suit brought to enforce rights under this Agreement or (d) to the extent that the same may become public other than through the action of the Acquiror. If the transactions contemplated hereby are not consummated and this Agreement shall terminate, the Acquiror will promptly return all copies of documents, contracts or records and other properties furnished by the Sellers pursuant to this Agreement.

     SECTION 6.3 Satisfaction of Closing Conditions. The Acquiror shall use all reasonable efforts to satisfy the conditions to Closing set forth in Article VII relating to the Acquiror in an expeditious manner.

     SECTION 6.4 Delivery of Documents at Closing. At the Closing, subject to satisfaction of the conditions set forth in Article VII, the Acquiror will execute and deliver to the Sellers all documents required to be delivered pursuant to Section 2.1.

                                  ARTICLE VII

                           CONDITIONS TO THE CLOSING

     SECTION 7.1 Conditions to Obligations of Each Party. The obligations of the Acquiror and of each Seller to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver in writing by the party entitled to the benefit thereof) of each of the following conditions:
          (a) Third Party Consents. The Acquiror and each of the Sellers shall have obtained all consents to the transactions contemplated by this Agreement required to be obtained from third Persons by the provisions of any contracts, franchises, commitments and agreements to which the Acquiror or any of the Sellers is a party or by which the Acquiror

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     or any such Seller is bound if the failure to obtain such consent could reasonably be expected to have, in the case of the Acquiror, a Material Adverse Effect on the Acquiror or, in the case of any Seller, a Material Adverse Effect on such Seller.

          (b) Statutory Requirements. All statutory requirements for the valid consummation of the transactions contemplated herein shall have been fulfilled and all necessary Authorizations from Governmental Authorities shall have been obtained.

          (c) No Order. No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

     SECTION 7.2 Conditions to Obligation of the Acquiror. The obligation of the Acquiror to effect the transactions contemplated by this Agreement is subject to the satisfaction (or waiver in writing by the Acquiror) of each of the following conditions:

          (a) Accuracy of Representations and Warranties of the Sellers. The representations and warranties of the Sellers hereunder shall be made again at the Closing and shall, except to the extent expressly contemplated by this Agreement, be true and correct as of the Closing, (ii) the Sellers shall have performed all covenants required to be performed by them under this Agreement as of the Closing and (iii) the Sellers shall have furnished the Acquiror at the Closing with a certificate of the Sellers to such effect, as well as to the effect that all of the conditions contemplated by this Section 7.2 have been satisfied as of the Closing Date.

          (b) Certificates. Each of Sellers shall have delivered to the Acquiror at the Closing one or more certificates evidencing the Debentures to be delivered by such Seller at the Closing, such certificates being in good delivery form and accompanied by duly executed debenture or bond powers; such certificates shall, in the aggregate, evidence all the outstanding Debentures.

          (c) Merger Agreement. All the conditions precedent to consummation of the Merger set forth in the Merger Agreement shall have been fulfilled or waived.

     SECTION 7.3 Conditions to Obligations of the Sellers. The obligations of each of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver in writing by each of the Sellers) of each of the following conditions:

          (a) Representations and Warranties of the Acquiror to Be True. (i) The representations and warranties of the Acquiror hereunder shall be made again at the Closing and shall be true and correct as of the Closing, except to the extent expressly contemplated by this Agreement, (ii) the Acquiror shall have performed all covenants required to be performed by it under this Agreement as of the Closing and (iii) the Acquiror shall have furnished the Sellers at the Closing with a certificate of an executive officer of the Acquiror

                         DEBENTURE PURCHASE AGREEMENT

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     to such effect, as well as to the effect that all of the conditions contemplated by this Section 7.3 have been satisfied as of the Closing
     Date.

          (b) Issuance of Acquiror Common Stock. The Acquiror shall have delivered the certificates evidencing the Acquiror Common Stock to be issued by it pursuant to Section 2.1 herein in exchange for the Debentures registered in the names of the Sellers, in each case in the respective amounts set forth on Appendix I.

                                 ARTICLE VIII

     SECTION 8.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated herein may be terminated at any time before the Closing as follows:

          (a) By the mutual consent of the Acquiror and a Majority of the Sellers.

          (b) by the Acquiror, upon a Material breach of any representation, warranty, covenant or agreement on the part of any of the Sellers set forth in this Agreement or if any representation or warranty of any of the Sellers shall have become untrue in any Material respect, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied (a "Terminating Seller Breach"); provided that, if such Terminating Company Breach is curable by the affected Seller or Sellers through the exercise of reasonable efforts and for so long as the Seller or Sellers continue to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Section 8.1(b);

          (c) by a Majority of the Sellers, upon a Material breach of any representation, warranty, covenant or agreement on the part of the Acquiror set forth in this Agreement or if any representation or warranty of the Acquiror shall have become untrue in any Material respect, in either case such that the conditions set forth in Section 7.3(a) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror through the exercise of its reasonable efforts and for so long as the Acquiror continues to exercise such reasonable efforts, the Sellers may not terminate this Agreement under this Section 8.1(c);

          (d) by either the Acquiror or a Majority of the Sellers, if there shall be any final and nonappealable Order that prevents the consummation of the Merger or the transactions contemplated by this Agreement;

          (e) by a Majority of the Sellers or by the Acquiror if the transactions contemplated hereby shall not have been consummated before September 30, 1998; provided, however, that this Agreement may be extended by written notice of the Acquiror to a date not later than October 31, 1998, if the Merger Agreement shall have been extended to that date pursuant to the provisions of Section 9.01(e) thereof; provided, however, that no party hereto can terminate this Agreement pursuant to this subsection 8.1(e) if at such time such party is in violation of or has breached any provision of this Agreement.

                         DEBENTURE PURCHASE AGREEMENT

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

          (f) by either the Acquiror or a Majority of the Sellers, if the Merger Agreement shall fail to receive the Required Company Vote by the stockholders of the Company at the Company Stockholders' Meeting;

          (g) by either the Acquiror or a Majority of the Sellers, if the Merger Agreement or this Agreement shall fail to receive the Required Acquiror Vote by the stockholders of the Acquiror at the Acquiror Stockholders' Meeting;

          (h) by either the Acquiror or a Majority of the Sellers, if the Merger Agreement is terminated in accordance with its terms.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of its respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 8.2 Effect of Termination. Except as provided in Section 9.1 of this Agreement, in the event of the termination of this Agreement pursuant to
Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror or any of the Sellers or any of its officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.1  Effectiveness of Representations, Warranties and Agreements.
                  -----------------------------------------------------------

          (a) Except as set forth in Section 9.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

          (b) The representations and warranties in this Agreement shall terminate at the Closing and the representations, warranties, covenants and agreements of each of the parties hereto shall terminate upon the termination of this Agreement pursuant to Section 8.1, except that the covenants and agreements set forth in Section 8.2 and in this Article IX hereof shall survive such termination of this Agreement.

     SECTION 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                         DEBENTURE PURCHASE AGREEMENT

          (a)  If to the Acquiror, to:

               Aviva Petroleum Inc.
               8235 Douglas Avenue
               Suite 400
               Dallas, Texas 75225
               Attention: Ronald Suttill, President and Chief Executive Officer Telecopier No.: (214) 691-6151

          with a copy to:

               Vinson & Elkins L.L.P.
               First City Tower
               1001 Fannin
               Houston, Texas  77002-6760
               Attention:  William E. Joor III
               Telecopier No.: (713) 758-2346

          (b) If to any Seller, to the address or telecopier number set forth beneath such Seller's name on Appendix I.

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

     SECTION 9.3  Mutual Releases.

          (a) Subject to the consummation of the transaction contemplated hereby, each of the Sellers, for himself and anyone or any entity claiming by, through or under him, hereby fully and irrevocably releases and forever discharges the Company, Argosy Energy Incorporated, a Delaware corporation ("Argosy"), Argosy Energy International, Ltd., a Utah limited partnership (the "Partnership") and their past, present and future officers, directors, employees, agents, shareholders, partners, principals and other affiliates from any and all past, present and future debts, claims, demands, obligations, liabilities, damages, actions, and causes of action of every kind whatsoever (a "Claim"), whether now known or not, and whether now accrued or not, and in whatever legal theory or form, based in whole or in part upon any conduct, act and/or omission that has occurred or is alleged to have occurred at any time prior to the date hereof, arising out of or relating to the Debentures, the Merger, the Merger Agreement, any of the transactions contemplated thereby, or the business or affairs of the Acquiror or the Company.
          (b) Subject to the consummation of the transaction contemplated hereby and the Merger, the Acquiror hereby agrees to cause the Company, Argosy and the Partnership, for itself and anyone or any entity claiming by, through or under it, to release fully and irrevocably and to discharge forever each of the Sellers from any and all Claims, whether now known or not, and whether now accrued or not, and in whatever legal theory or form, based in whole or in part upon

                         DEBENTURE PURCHASE AGREEMENT
any conduct, act and/or omission that has occurred or is alleged to have occurred at any time prior to the date hereof, arising out of or relating to the Debentures, the Merger, the Merger Agreement, any of the transactions contemplated thereby, or the business or affairs of the Acquiror or the Company.

          (c) The mutual releases contained in this Agreement shall not be construed to release any party from a Claim that such party has breached its obligations under this Agreement.

     SECTION 9.4 Expenses. Each party hereto shall bear its own legal, accounting and other costs and expenses incident to the negotiation of this Agreement and the performance of the transactions contemplated herein.

     SECTION 9.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.7 Entire Agreement. This Agreement (together with Annex A, Appendix I, the Company's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

     SECTION 9.8 Assignment. This Agreement shall not be assigned by the Acquiror or any of the Sellers, except, in the case of any of the Sellers, without the prior written consent of the Acquiror.

     SECTION 9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and their successors, heirs and representatives, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern

                         DEBENTURE PURCHASE AGREEMENT
under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of the Company or Newco shall be governed by the provisions of the GCL.

     SECTION 9.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     SECTION 9.13 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.14 Arbitration. Any dispute hereunder between the Acquiror, on the one hand, and the Sellers, on the other, shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules or, if such AAA Rules do not so provide, then in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The alternative selection shall be made as follows: one by a Majority of the Sellers, one by the Acquiror and one by the two so selected. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. The arbitrators shall award the prevailing party its costs and reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrators' fees. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The arbitration shall be held in Dallas, Texas.

                         DEBENTURE PURCHASE AGREEMENT

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                                AVIVA PETROLEUM INC.


                                By:
                                    --------------------------------------------
                                        Name:
                                        Title:

                                SELLER:


                                ------------------------------------------------
                                [Insert Name]


                                ------------------------------------------------
                                [Insert Reference # from Appendix I]

                                By:
                                    --------------------------------------------
                                Its:
                                    --------------------------------------------

                         DEBENTURE PURCHASE AGREEMENT

                      APPENDICES, EXHIBITS AND SCHEDULES

Annex A        Definitions

Appendix I     Ownership of Debentures; Acquiror Common Stock Issuable

                         DEBENTURE PURCHASE AGREEMENT

                                                                         ANNEX A



                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

     "Acquiror" shall mean Aviva Petroleum Inc., a Texas corporation, and its successors from time to time.

     "Acquiror Common Stock" shall mean the common stock, without par value, of the Acquiror.

     "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

     "ASE" shall mean the American Stock Exchange.

     "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

     "Closing" shall mean a meeting, which shall be held in accordance with
Section 2.4, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

     "Closing Date" shall mean the same date as the Closing Date under the Merger Agreement.

     "Company" shall mean Garnet Resources Corporation, a Delaware corporation, and its successors from time to time.

     "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

                         DEBENTURE PURCHASE AGREEMENT

     "Debenture" or "Debentures" shall mean $15,000,000 in aggregate principal amount of the Company's outstanding 9-1/2% Convertible Subordinated Debentures due December 21, 1998.

     "Deposit Agreement" shall mean that certain Deposit Agreement dated as of September 15, 1994 between the Acquiror and the Depositary relating to the issuance of Depositary Shares in exchange for shares of Acquiror Common Stock.

     "Depositary" shall mean ChaseMellon Shareholder Services Group, L.L.C., as Depositary under the Deposit Agreement.

     "Depositary Receipts" shall mean the depositary receipts issued by the Depositary pursuant to the Deposit Agreement to evidence the Depositary Shares.

     "Depositary Shares" shall mean the Depositary Shares issued by the Depositary pursuant to the Deposit Agreement to holders of Acquiror Common Stock in exchange for the deposit of shares of Acquiror Common Stock with the Depositary on the basis of five shares of Acquiror Common Stock for one Depositary Share.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

     "GCL" shall mean the General Corporation Law of the State of Delaware, as in effect on the date of this Agreement and from time to time thereafter during the pendency hereof.

     "IRS" shall mean the Internal Revenue Service.

     "LSE" shall mean the London Stock Exchange Limited.

     "Majority of the Sellers" shall mean those Sellers who own a majority in principal amount of the Debentures.

     "Merger" shall mean the merger of Newco with and into the Company as provided in Article II of this Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger made and entered into as of June 24, 1998 among the Acquiror, Newco and the Company, including any amendments thereto and each Annex (including Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

     "Newco" shall mean Aviva Merger Inc., a Delaware corporation and an indirect, wholly owned Subsidiary of the Acquiror.

     "Partnership" shall mean Argosy Energy International, L.P., a Utah limited partnership.

                         DEBENTURE PURCHASE AGREEMENT

     "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

     "TBCA" shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and from time to time thereafter during the pendency hereof.

     "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Section 9.10(c) of the Agreement.

     "Terminating Seller Breach" shall have the meaning ascribed to such term in
Section 8.1(b) of the Agreement.

                         DEBENTURE PURCHASE AGREEMENT

                                  APPENDIX I
--------------------------------------------------------------------------------

                         GARNET RESOURCES CORPORATION
                9.5% CONVERTIBLE SUBORDINATED DEBENTURE HOLDERS

--------------------------------------------------------------------------------
BENEFICIAL HOLDER                       REF#        AMOUNT            SHARES
--------------------------------------------------------------------------------
DELAWARE STATE EMPLOYEES
  RETIREMENT FUND                       R1          4,000,000         3,436,739
ICI AMERICAN HOLDINGS INC.              R4          1,200,000         1,031,022
ZENECA HOLDINGS, INC.                   R9            800,000           687,348

--------------------------------------------------------------------------------
NOTICE ADDRESS:

Mr. Bob Cresci
Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, NY 10020
Tel: (212) 332-1330
  Fax: (212) 332-1334
--------------------------------------------------------------------------------

                           SUB-TOTAL                6,000,000         5,155,108
--------------------------------------------------------------------------------

MASSACHUSETTS MUTUAL LIFE
  INSURANCE CO.                         R5            750,000           644,389
MASSMUTUAL CORPORATE
  INVESTORS                             R6            500,000           429,592
MASSACHUSETTS MUTUAL
  CORPORATE SEGMENT                     R7            750,000           644,389

--------------------------------------------------------------------------------
NOTICE ADDRESS:

Mr. Cliff Noreen
Massachusetts Mutual Insurance Co.
1295 State Street
Springfield, MA 01111
Tel: (413) 744-6087
  Fax: (413) 744-8798
--------------------------------------------------------------------------------
                           SUB-TOTAL                2,000,000         1,718,369
--------------------------------------------------------------------------------
CORNING INC. PENSION PLAN               R11           200,000           171,837

--------------------------------------------------------------------------------
NOTICE ADDRESS:

Mr. Bob Grassi
MP HQ EZ DD 23
Corning Incorporated
Corning, NY 14831
Tel: (607) 974-8735
  Fax: (607) 974-6853

--------------------------------------------------------------------------------

                           SUB-TOTAL                  670,000           575,654
--------------------------------------------------------------------------------

|---------------------------------------------------------------|----------------|------------------|----------------|
|KIMBERLY CLARK RETIREMENT TRUST a/c 308316                     | R12            |          300,000 |        257,755 |
|---------------------------------------------------------------|----------------|------------------|----------------|
|NOTICE ADDRESS:                                                |                |                  |                |
|                                                               |                |                  |                |
|Mr. Robert Frazier                                             |                |                  |                |
|Kimberly-Clark Corp.                                           |                |                  |                |
|351 Phelps Drive                                               |                |                  |                |
|Irving, TX 75038                                               |                |                  |                |
|Tel.: (972) 281-1390 Fax: (972)281-1209                        |                |                  |                |
|---------------------------------------------------------------|----------------|------------------|----------------|
|LAFAYETTE UNIVERSITY                                           | R13            |          170,000 |        146,061 |
|---------------------------------------------------------------|----------------|------------------|----------------|
|NOTICE ADDRESS:                                                |                |                  |                |
|                                                               |                |                  |                |
|Mr. Keen Cederberg                                             |                |                  |                |
|Institutional Capital Corp.                                    |                |                  |                |
|225 West Wacker Drive, #2400                                   |                |                  |                |
|Chicago, IL 60606                                              |                |                  |                |
|Tel.: (312) 424-9152 Fax: (312) 236-7318                       |                |                  |                |
|---------------------------------------------------------------|----------------|------------------|----------------|
|                                                   SUB-TOTAL   |                |          670,000 |        575,654 |
|---------------------------------------------------------------|----------------|------------------|----------------|
|                                                               |                |                  |                |
|WEXFORD SPECIAL SITUATIONS 1996 L.P.                           | R21            |        1,007,100 |        865,285 |
|WEXFORD SPECIAL SITUATIONS 1996 INSTITUTIONAL L.P.             | R22            |          184,800 |        158,777 |
|WEXFORD EURIS SPECIAL SITUATIONS 1996 1                        | R23            |          257,550 |        221,283 |
|WEXFORD SPECIAL SITUATIONS 1996 LTD                            | R24            |           50,550 |         43,432 |
|WEXFORD SPECIAL SITUATIONS 1996 L.P.                           | R25            |        3,242,862 |      2,786,218 |
|WEXFORD SPECIAL SITUATIONS 1996 INSTITUTIONAL L.P.             | R26            |          595,056 |        511,263 |
|WEXFORD EURIS SPECIAL SITUATIONS 1996 L.P.                     | R27            |          829,311 |        712,531 |
|WEXFORD SPECIAL SITUATIONS 1996 LTD                            | R28            |          162,771 |        139,850 |
|                                                               |                |                  |                |
|                                                               |                |                  |                |
|---------------------------------------------------------------|----------------|------------------|----------------|
|NOTICE ADDRESS:                                                |                |                  |                |
|                                                               |                |                  |                |
|Mr. Todd Strechler                                             |                |                  |                |
|Wexford Management, L.L.C.                                     |                |                  |                |
|411 W. Putnam Avenue                                           |                |                  |                |
|Greenwich, CT 06830                                            |                |                  |                |
|Tel.: (203) 862-7082 Fax: (203) 862-7451                       |                |                  |                |
|---------------------------------------------------------------|----------------|------------------|----------------|
|                                                   SUB-TOTAL   |                |        6,330,000 |      5,438,639 |
|---------------------------------------------------------------|----------------|------------------|----------------|
|                                                       TOTAL   |                |       15,000,000 |     12,887,771 |
|---------------------------------------------------------------|----------------|------------------|----------------|

                         DEBENTURE PURCHASE AGREEMENT